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EXHIBIT 21.1

SUBSIDIARIES OF THINKORSWIM GROUP INC.

Direct subsidiaries of thinkorswim Group Inc. (f/k/a Investools Inc.):

  Investools Inc. (f/k/a Online Investors Advantage, Inc.), a Utah corporation

  Prophet Financial Systems, Inc., a California corporation

  thinkorswim Holdings Inc. (f/k/a thinkorswim Group, Inc.), a Delaware corporation

Direct subsidiaries of thinkorswim Holdings Inc. (f/k/a thinkorswim Group, Inc.):

  thinkorswim, Inc., a Delaware corporation

  thinkorswim Advisors, Inc. , an Illinois corporation

  thinkorswim Technologies, Inc., a Delaware corporation

  TOS Services, Inc., a Delaware corporation

  TOS Red, Inc., a Delaware corporation

  tos Trading LLC, a Delaware limited liability company

  thinkorswim Canada, Inc., a New Brunswick corporation

  thinkorswim Australia Pty Ltd, a company registered under Corporation Act 2001 of Victoria, Australia thinkorswim Singapore Pty Ltd, a Singapore company

Direct subsidiaries of Investools Inc. (f/k/a Online Investors Advantage, Inc.):

  Investools Asia Pacific Pte., Limited, a Singapore company

  Investools Hong Kong Ltd., a Hong Kong company

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  EXHIBIT 21.1
SUBSIDIARIES OF THINKORSWIM GROUP INC.